Exhibit 99.1

VMware Reports Second-Quarter 2008 Results

PALO ALTO, Calif., July 22, 2008 — VMware, Inc. (NYSE: VMW), the global leader in virtualization solutions from the desktop to the datacenter, today reported financial results for the second quarter of 2008:

•	Revenues for the second quarter were $456 million, an increase of 54% from the second quarter of 2007.

•	GAAP operating income for the second quarter was $61 million, compared to $47 million for the same period last year.

•	Non-GAAP operating income was $112 million, an increase of 52% from the second quarter of 2007.

•	GAAP net income for the quarter was $52 million, or $0.13 per diluted share, compared to $34 million, or $0.10 per diluted share, for the second quarter of 2007.

•	Non-GAAP net income for the quarter was $92 million, or $0.23 per diluted share, compared to $52 million, or $0.16 per diluted share, for the second quarter of 2007.

•	Cash exceeded $1.5 billion and deferred revenue was $721 million as of June 30, 2008.

Second quarter U.S. revenues grew 43% to $240 million from the second quarter of 2007. International revenues grew 68% to $216 million from the second quarter of 2007 driven by strength in Europe and Australia.

Software license revenue grew 39% to $284 million from second quarter of 2007. Service revenues, which include support, subscription and professional services, were $172 million, an increase of 85% from the second quarter of 2007.

“VMware had another solid quarter, proving that the quality of our products and the immediate return on investment that they yield is delivering high value to customers,” said Paul Maritz, president and chief executive officer of VMware. “I am personally excited to become part of a company that has the potential to become one of the truly important and enduring companies in the software industry.”

“Our mission is to help customers run datacenters that use powerful, cost-effective, modern hardware to deliver dramatically higher levels of flexibility, manageability and efficiency. Today, much of our growth comes from customers expanding from basic server consolidation, yet increasingly more customers are seeking to virtualize their entire datacenter and desktop environments with VMware Infrastructure. We are also on the threshold of a major new opportunity – as customers begin to leverage VMware as both the on-ramp to the Cloud and for key elements of the Cloud itself. We are well-positioned to become a truly strategic platform for businesses of all sizes.”

Second Quarter Highlights

During the second quarter, VMware made several strategic announcements:

•

Announced general availability of a bundle of application and infrastructure management products for the datacenter. VMware Lifecycle Manager, VMware Lab Manager and VMware Stage Manager provide a more cost-effective and powerful way to manage the entire software lifecycle. In particular, they enable end user self-provisioning of virtual machines, give IT departments complete control of virtual machine environments and provide application owners with application release management capabilities.

•

Announced general availability of VMware Site Recovery Manager, a pioneering new product for disaster recovery management and automation that simplifies business continuity planning and testing, and reduces the risk and complexity associated with executing disaster recovery.

•

Announced the acquisition of B-hive Networks, a privately-held application performance management software company. With this acquisition, which closed on July 1, VMware enhances the VMware portfolio of application and infrastructure management products by offering proactive performance management and service level reporting for applications running within virtual machines. B-hive’s R&D facility and team also forms the core of VMware’s new development center in Israel.

•

Announced general availability of VMware ThinApp 4, an application virtualization solution that lets customers run multiple versions of virtually any application on any Windows operating system without conflict. This product is the result of our first quarter acquisition of Thinstall.

•

Announced the VMware Alliance Affiliate Initiative (Channel Affiliate Program) – CA, Dell (Equal Logic), EMC, McAfee, NetApp, Riverbed, and Vizioncore (a subsidiary of Quest Software) have created VMware-oriented virtualization training and tools for channel partners as well as financial incentives on the sale of their products combined with VMware solutions.

•

Announced new Original Equipment Manufacturer agreements with key Chinese vendors Lenovo and Inspur to distribute and support VMware Infrastructure 3 on their systems. These agreements will help to further accelerate the adoption of VMware virtualization technologies in China.

•

Dell delivered a broad line of server systems embedded with VMware ESXi hypervisor including Dell PowerEdge 2950, R900, 1950, 2900, M600 blade and M605 blade systems. Other major vendors embedding VMware ESXi in their systems include HP, IBM, Fujitsu Siemens, Hitachi, HP and NEC.

Financial Outlook

The following forward-looking statements are based on current expectations and are subject to uncertainties and risks discussed below and in documents filed by VMware with the United States Securities and Exchange Commission. Actual results may differ materially.

•	2008 revenues are targeted to grow approximately 42% to 45% compared to 2007.

•	Third quarter 2008 revenues are targeted to be within a range of approximately $462 to $468 million.

•

Third quarter GAAP operating margin is targeted to be between 11% and 13%. This guidance includes stock-based compensation, employer payroll tax on employee stock transactions, amortization of intangible assets and capitalized software development costs which are targeted at 9% of projected revenue.

VMware plans to host a conference call today to review its second-quarter results and discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The Internet will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2007 revenues of $1.3 billion, more than 120,000 customers and nearly 18,000 partners, VMware is one of the fastest growing public software companies. Headquartered in Palo Alto, California, VMware is majority-owned by EMC Corporation (NYSE: EMC) and on the web at www.vmware.com.

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under Statement of Financial Accounting Standards No. 86 (“FAS86”), VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items (stock-based compensation, amortization of intangible assets, write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under FAS86) from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and the timing and size of exercise by employees of their stock options and of vesting in restricted stock, over which management has limited to no control, and as such does not correlate to VMware’s operation of the business.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility. VMware does not believe that the variance in operating results caused by the net effect of applying FAS86 properly reflect underlying operational trends.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher. Payment of employer payroll taxes on stock-based compensation is also a cash expense for VMware and impacts the Company’s cash position. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for revenue growth and operating margin during the third quarter of 2008 and revenue growth throughout 2008, continuing customer adoption and deployment of our products and architecture, levels of demand for our products including market size and leadership, ongoing development and delivery of innovative new products and applications of our product. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; and (xiii) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the quarter ended June 30, 2008, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Mary Ann Gallo

VMware Public Relations

magallo@vmwrare.com

650-427-3271

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,540,260	$1,231,168
Accounts receivable, less allowance for doubtful accounts of $1,160 and $1,603	309,719	283,824
Deferred tax asset, current portion	31,470	54,386
Income taxes receivable from EMC, net	99,649	—
Other current assets	46,741	33,956

Total current assets	2,027,839	1,603,334
Property and equipment, net	349,851	276,983
Other assets, net	62,909	71,695
Deferred tax asset, net of current portion	48,261	72,249
Intangible assets, net	33,783	32,073
Goodwill	684,338	639,366

Total assets	$3,206,981	$2,695,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,986	$61,503
Accrued expenses	171,283	173,610
Due to EMC, net	33,345	2,759
Income taxes payable to EMC, current portion	—	68,823
Deferred revenue, current portion	450,326	363,317

Total current liabilities	721,940	670,012
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	270,962	189,479
Deferred tax liability	25,613	27,327
Income taxes payable to EMC, net of current portion	25,471	18,265
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 87,959 and 82,924 shares	880	829
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	1,668,847	1,352,788
Retained earnings (accumulated deficit)	40,268	(16,000)

Total stockholders’ equity	1,712,995	1,340,617

Total liabilities and stockholders’ equity	$3,206,981	$2,695,700

VMware, Inc.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
License	$284,233	$204,048	$578,213	$373,605
Services	171,895	92,777	316,090	181,915

	456,128	296,825	894,303	555,520
Operating expenses:
Cost of license revenues	21,639	20,832	44,498	41,388
Cost of services revenues	58,892	27,985	113,203	51,453
Research and development	114,128	71,581	233,383	126,539
Sales and marketing	158,307	98,989	307,564	185,696
General and administrative	42,162	30,703	86,264	57,327

Operating income	61,000	46,735	109,391	93,117
Investment income	6,310	2,714	14,314	4,419
Interest expense with EMC, net	(3,579)	(7,791)	(9,398)	(6,519)
Other income (expense), net	370	(146)	824	(87)

Income before taxes	64,101	41,512	115,131	90,930
Income tax provision	11,765	7,288	19,740	15,626

Net income	$52,336	$34,224	$95,391	$75,304

Net income per weighted average share, basic for Class A and Class B	$0.14	$0.10	$0.25	$0.23
Net income per weighted average share, diluted for Class A and Class B	$0.13	$0.10	$0.24	$0.23
Weighted average shares, basic for Class A and Class B	382,931	332,500	381,976	332,500
Weighted average shares, diluted for Class A and Class B	398,979	332,501	398,258	332,501

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$52,336	$34,224	$95,391	$75,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,459	23,622	76,893	44,819
Stock-based compensation, excluding amounts capitalized	42,072	15,973	84,233	27,617
Excess tax benefits from stock-based compensation	(56,735)	—	(79,427)	—
Other adjustments	(278)	(429)	1,058	134
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(25,132)	(52,451)	(24,286)	(6,090)
Other assets	(4,687)	(8,054)	(13,281)	(8,660)
Due to/from EMC, net	23,040	(33,902)	40,286	(90,080)
Accounts payable	(18,602)	14,349	(11,130)	12,381
Accrued expenses	11,349	10,508	(3,956)	11,468
Income taxes payable to/receivable from EMC	(75,412)	22,813	(97,008)	37,509
Deferred income taxes, net	83,063	(16,037)	46,719	(22,628)
Deferred revenue	80,161	75,015	168,322	108,755

Net cash provided by operating activities	150,634	85,631	283,814	190,529

Cash flows from investing activities:
Additions to property and equipment	(51,899)	(32,335)	(100,921)	(48,919)
Capitalized software development costs	(11,770)	(3,872)	(15,934)	(10,544)
Purchase of long-term investment	(1,750)	—	(1,750)	—
Business acquisitions, net of cash acquired	—	(21,414)	(33,289)	(21,410)
Decrease (increase) in restricted cash	—	(6,382)	896	(5,694)

Net cash used in investing activities	(65,419)	(64,003)	(150,998)	(86,567)

Cash flows from financing activities:
Proceeds from issuance of common stock	109,658	—	133,327	—
Excess tax benefits from stock-based compensation	56,735	—	79,427	—
Shares repurchased for tax withholdings on vesting of restricted stock	(17,359)	—	(36,478)	—

Net cash provided by financing activities	149,034	—	176,276	—

Net increase in cash and cash equivalents	234,249	21,628	309,092	103,962
Cash and cash equivalents at beginning of the period	1,306,011	258,468	1,231,168	176,134

Cash and cash equivalents at end of the period	$1,540,260	$280,096	$1,540,260	$280,096

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$21,639	(276)	(23)	(2,294)	(14,269)	—	$4,777
Cost of services revenues	$58,892	(3,795)	(154)	—	—	—	$54,943
Research and development	$114,128	(19,479)	(1,642)	—	14,817	(3,046)	$104,778
Sales and marketing	$158,307	(11,699)	(856)	(897)	—	—	$144,855
General and administrative	$42,162	(6,823)	(320)	(647)	—	—	$34,372
Operating income	$61,000	42,072	2,995	3,838	(548)	3,046	$112,403
Income before taxes	$64,101	42,072	2,995	3,838	(548)	3,046	$115,504
Income tax provision	$11,765	9,913	811	1,292	(1,291)	682	$23,172
Quarterly tax rate	18.35%						20.06%
Net income	$52,336	32,159	2,184	2,546	743	2,364	$92,332
Net income per weighted average share, basic for Class A and Class B	$0.14	$0.08	$0.01	$0.01	$0.00	$0.01	$0.24
Net income per weighted average share, diluted for Class A and Class B	$0.13	$0.08	$0.01	$0.01	$0.00	$0.01	$0.23
Weighted average shares, basic for Class A and Class B	382,931	382,931	382,931	382,931	382,931	382,931	382,931
Weighted average shares, diluted for Class A and Class B	398,979	398,979	398,979	398,979	398,979	398,979	398,979

(1)	For the second quarter of 2008, VMware capitalized $14.8 million (including $3.0 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $14.3 million for the second quarter of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$20,832	(74)	(5,215)	(8,730)	—	$6,813
Cost of services revenues	$27,985	(919)	—	—	—	$27,066
Research and development	$71,581	(8,252)	—	4,402	(530)	$67,201
Sales and marketing	$98,989	(4,240)	(581)	—	—	$94,168
General and administrative	$30,703	(2,488)	(492)	—	—	$27,723
Operating income	$46,735	15,973	6,288	4,328	530	$73,854
Income before taxes	$41,512	15,973	6,288	4,328	530	$68,631
Income tax provision	$7,288	5,059	2,327	1,601	196	$16,471
Quarterly tax rate	17.6%					24.0%
Net income	$34,224	10,914	3,961	2,727	334	$52,160
Net income per weighted average share, basic for Class A and Class B	$0.10	$0.03	$0.01	$0.01	$0.00	$0.16
Net income per weighted average share, diluted for Class A and Class B	$0.10	$0.03	$0.01	$0.01	$0.00	$0.16
Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,501	332,501	332,501	332,501	332,501	332,501

(1)	For the second quarter of 2007, VMware capitalized $4.4 million (including $0.5 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $8.7 million for the second quarter of 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$44,498	(539)	(25)	(4,604)	(29,139)	—	$10,191
Cost of services revenues	$113,203	(7,056)	(191)	—	—	—	$105,956
Research and development	$233,383	(40,576)	(2,439)	—	19,853	(3,919)	$206,302
Sales and marketing	$307,564	(23,000)	(1,144)	(1,791)	—	—	$281,629
General and administrative	$86,264	(13,062)	(477)	(1,294)	—	—	$71,431
Operating income	$109,391	84,233	4,276	7,689	9,286	3,919	$218,794
Income before taxes	$115,131	84,233	4,276	7,689	9,286	3,919	$224,534
Income tax provision	$19,740	18,413	1,139	2,703	891	857	$43,743
Quarterly tax rate	17.1%						19.5%
Net income	$95,391	65,820	3,137	4,986	8,395	3,062	$180,791
Net income per weighted average share, basic for Class A and Class B	$0.25	$0.17	$0.01	$0.01	$0.02	$0.01	$0.47
Net income per weighted average share, diluted for Class A and Class B	$0.24	$0.17	$0.01	$0.01	$0.02	$0.01	$0.45
Weighted average shares, basic for Class A and Class B	381,976	381,976	381,976	381,976	381,976	381,976	381,976
Weighted average shares, diluted for Class A and Class B	398,258	398,258	398,258	398,258	398,258	398,258	398,258

(1)	For the first six months of 2008, VMware capitalized $19.9 million (including $3.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $29.1 million for the first six months of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$41,388	(110)	(10,430)	(16,717)	—	$14,131
Cost of services revenues	$51,453	(1,413)	—	—	—	$50,040
Research and development	$126,539	(14,644)	—	12,001	(1,457)	$122,439
Sales and marketing	$185,696	(7,184)	(1,158)	—	—	$177,354
General and administrative	$57,327	(4,266)	(985)	—	—	$52,076
Operating income	$93,117	27,617	12,573	4,716	1,457	$139,480
Income before taxes	$90,930	27,617	12,573	4,716	1,457	$137,293
Income tax provision	$15,626	7,734	4,652	1,745	539	$30,296
Quarterly tax rate	17.2%					22.1%
Net income	$75,304	19,883	7,921	2,971	918	$106,997
Net income per weighted average share, basic for Class A and Class B	$0.23	$0.06	$0.02	$0.01	$0.00	$0.32
Net income per weighted average share, diluted for Class A and Class B	$0.23	$0.06	$0.02	$0.01	$0.00	$0.32
Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,501	332,501	332,501	332,501	332,501	332,501

(1)	For the first six months of 2007, VMware capitalized $12.0 million (including $1.5 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $16.7 million for the first six months of 2007.